Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
Chris Mecray, Vice President - Investor Relations	Coral Gables, Florida 33134
305-507-7304	Tel: 305-599-1800
chris.mecray@mastec.com	www.mastec.com

MasTec Reports First Quarter 2025 Results and

Raises Financial Guidance for the Year

First Quarter 2025 Highlights

•	Revenue of $2.8 billion increased 6%; strong 21% combined growth contribution from non-pipeline segments; 44% decrease from Pipeline Infrastructure due to large contract close-out last year

•	18-month backlog as of March 31, 2025 of $15.9 billion increased 24% year-over-year and 11% versus the prior quarter; significant first quarter additions in Pipeline Infrastructure

•	Diluted EPS of $0.13 and Adjusted Diluted EPS of $0.51, above expectations by $0.18 and $0.17, respectively

•	GAAP Net Income of $12.3 million and Adjusted EBITDA of $163.7 million, above expectations by $13.3 million and $3.7 million, respectively

•	Cash flow from operating activities of $78 million; Free cash flow of $45 million

•	Guidance raised for FY 2025; Adjusted Diluted EPS guidance increased ~9% from prior midpoint of guidance

Coral Gables, FL, May 1, 2025 — MasTec, Inc. (NYSE: MTZ) today announced first quarter 2025 financial results and updated full year 2025 financial guidance.

“We are pleased to report another strong quarter of financial performance, with key metrics showing strong year-over-year growth and also exceeding guidance,” said Jose Mas, MasTec’s Chief Executive Officer. “While mid-single digit growth in revenue and Adjusted EBITDA were both solid and EPS easily exceeded guidance, we are particularly encouraged by ongoing backlog development to record consolidated levels, including a more than doubling of backlog for the Pipeline Infrastructure segment since year-end.” Mr. Mas added, “As always, I also want to thank all of MasTec’s employees for their diligent efforts and dedication to delivering results for our customers every day.”

“In addition to executing on growth during the first quarter, we generated another quarter of solid cash flow and ended the period with net debt leverage of 1.9x, steady versus the year end level,” said Paul DiMarco, MasTec’s Chief Financial Officer. “We also completed $37 million of share repurchases in the first quarter, with additional purchases in April exhausting the outstanding authorization and bringing the year-to-date total to $77 million at an average price of $110 per share. Our board also authorized an additional $250 million repurchase program today and we will continue to be opportunistic in repurchasing shares of MasTec stock.”

First Quarter 2025 Results

Dollars in millions, unless noted	1Q’25	1Q’24	Change
Revenue	$2,848	$2,687	6.0%
GAAP net income (loss)	$12	$(34)	NM
Adjusted net income (loss)	$42	$(7)	NM
Adjusted EBITDA	$164	$153	7.1%
Adjusted EBITDA margin	5.7%	5.7%	6 bps
GAAP diluted earnings (loss) per share	$0.13	$(0.53)	NM
Adjusted diluted earnings (loss) per share	$0.51	$(0.17)	NM
Cash provided by operating activities	$78	$108	(27.3)%
Free cash flow	$45	$93	(51.8)%
18-month backlog	$15,880	$12,837	23.7%

NM - Percentage is not meaningful

Revenue: Revenue increased by 6% in the period including double digit growth contributions from all non-pipeline segments, partially offset by a decrease in our Pipeline Infrastructure segment.

GAAP Net Income/GAAP Diluted EPS: Improved GAAP Net Income and EPS driven by increased year-over-year project volumes, lower depreciation expense and lower interest expense and tax rate versus the prior year.

Adjusted EBITDA: The increase was driven by volume gains and increased project productivity within Clean Energy and Infrastructure, partially offset by reduced project efficiencies primarily within the Power Delivery and Pipeline Infrastructure segments.

Backlog: Strong 24% growth from the prior year and 11% growth sequentially driven by increases in all four segments and most notably by Pipeline Infrastructure more than doubling backlog since year end.

First Quarter 2025 Segment Highlights

Communications

Dollars in millions, unless noted	1Q’25	1Q’24 (a)	Change
Revenue	$680.9	$505.7	34.7%
EBITDA	$46.8	$25.6	82.4%
EBITDA margin %	6.9%	5.1%	180 bps

(a)	Recast to reflect segment changes.

Revenue: The revenue increase was driven primarily by higher levels of wireless and wireline project activity, partially offset by lower install-to-the-home project activity.

EBITDA: EBITDA margin increase of 180 basis points driven by improved efficiencies across both wireless and wireline businesses, coupled with volume improvement benefit.

Clean Energy and Infrastructure

Dollars in millions, unless noted	1Q’25	1Q’24	Change
Revenue	$915.8	$753.5	21.5%
EBITDA	$57.1	$20.4	179.8%
EBITDA margin %	6.2%	2.7%	350 bps

Revenue: Significant revenue increase driven by project activity volume improvement and mix primarily within renewables, heavy civil and other infrastructure projects.

EBITDA: EBITDA margin increased by a notable 350 basis points from project mix benefits, improved productivity and efficiencies across certain renewable and infrastructure project work, and the benefit of higher volume in the period.

Power Delivery

Dollars in millions, unless noted	1Q’25	1Q’24 (a)	Change
Revenue	$899.7	$797.9	12.8%
EBITDA	$51.3	$50.5	1.7%
EBITDA margin %	5.7%	6.3%	(60) bps

(a)	Recast to reflect segment changes.

Revenue: The increase in revenue was driven by project activity volume improvement principally within transmission and distribution-related projects and, to a lesser extent, increases in substation project work.

EBITDA: EBITDA margin decreased by 60 basis points year-over-year primarily from reduced productivity at certain project sites, partially offset by volume improvement in the period.

Pipeline Infrastructure

Dollars in millions, unless noted	1Q’25	1Q’24	Change
Revenue	$356.5	$633.8	(43.8)%
EBITDA	$44.5	$92.8	(52.0)%
EBITDA margin %	12.5%	14.6%	(210) bps

Revenue: The decrease in revenue was driven primarily by expected lower volumes following the fourth quarter 2024 completion of a large midstream project, partly offset by an increase in other infrastructure-related pipeline work.

EBITDA: EBITDA margin decreased by 210 basis points from the prior year quarter due primarily to the reduced volume in the period as well as negative mix effects.

2025 Financial Guidance Update

Dollars in millions, unless noted	2Q’25E	Full Year 2025E
Revenue	$3,400	$13,650
GAAP net income	$81 - 88	$366 - 397
Adjusted net income	$113 - 120	$493 - 524
Adjusted EBITDA	$270 - 280	$1,120 - 1,160
Adjusted EBITDA margin	7.9 - 8.2%	8.2 - 8.5%
GAAP diluted earnings per share	$0.95 - 1.05	$4.28 - 4.63
Adjusted diluted earnings per share	$1.36 - 1.46	$5.90 - 6.25

Conference Call

The Company will host a webcast of its quarterly earnings call to discuss these results on Friday, May 2, 2025 at 9:00 a.m. ET, and can be accessed through the Investors section of the Company’s website at www.mastec.com. A replay of the webcast also will be available following the live event. The dial-in number for the conference call is (856) 344-9221 or (888) 256-1007 [conference ID: 6500226]. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.

About MasTec

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, grid hardening and modernization, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. MasTec’s customers are primarily in these industries. MasTec’s corporate website can be accessed at www.mastec.com. MasTec’s website should be considered as a recognized channel of distribution, and MasTec may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Investors tab of the website.

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Three Months Ended March 31,
	2025	2024
Revenue	$2,847,718	$2,686,849
Costs of revenue, excluding depreciation and amortization	2,536,618	2,379,672
Depreciation	76,225	107,435
Amortization of intangible assets	32,636	33,691
General and administrative expenses	166,171	165,536
Interest expense, net	39,041	52,059
Equity in earnings of unconsolidated affiliates, net	(10,313)	(9,219)
Other (income) expense, net	(1,604)	3,213

Income (loss) before income taxes	$8,944	$(45,538)
Benefit from income taxes	3,383	11,079

Net income (loss)	$12,327	$(34,459)

Net income attributable to non-controlling interests	2,424	6,721

Net income (loss) attributable to MasTec, Inc.	$9,903	$(41,180)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.13	$(0.53)

Basic weighted average common shares outstanding	78,192	77,942

Diluted earnings (loss) per share	$0.13	$(0.53)

Diluted weighted average common shares outstanding	79,052	77,942

Consolidated Balance Sheets

(unaudited - in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets	$3,545,559	$3,652,530
Property and equipment, net	1,583,302	1,548,916
Operating lease right-of-use assets	386,765	396,151
Goodwill, net	2,204,912	2,203,077
Other intangible assets, net	694,723	727,366
Other long-term assets	446,677	447,235

Total assets	$8,861,938	$8,975,275

Liabilities and equity
Current liabilities	$2,909,875	$2,999,699
Long-term debt, including finance leases	2,041,597	2,038,017
Long-term operating lease liabilities	248,800	261,303
Deferred income taxes	349,397	362,772
Other long-term liabilities	357,010	326,141

Total liabilities	$5,906,679	$5,987,932

Total equity	$2,955,259	$2,987,343

Total liabilities and equity	$8,861,938	$8,975,275

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$78,365	$107,750
Net cash used in investing activities	(34,905)	(13,031)
Net cash used in financing activities	(97,694)	(374,822)
Effect of currency translation on cash	80	(132)

Net decrease in cash and cash equivalents	$(54,154)	$(280,235)

Cash and cash equivalents - beginning of period	$399,903	$529,561

Cash and cash equivalents - end of period	$345,749	$249,326

Backlog by Reportable Segment (unaudited - in millions)	March 31, 2025	December 31, 2024 (a)	March 31, 2024 (a)
Communications	$4,906	$4,571	$4,348
Clean Energy and Infrastructure	4,416	4,244	3,504
Power Delivery	5,024	4,748	3,928
Pipeline Infrastructure	1,534	735	1,057
Other	—	—	—

Estimated 18-month backlog	$15,880	$14,298	$12,837

(a)	Recast to reflect segment changes.

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Three Months Ended March 31,
Segment Information	2025	2024 (a)
Revenue by Reportable Segment
Communications	$680.9	$505.7
Clean Energy and Infrastructure	915.8	753.5
Power Delivery	899.7	797.9
Pipeline Infrastructure	356.5	633.8
Other	—	—
Eliminations	(5.2)	(4.1)

Consolidated revenue	$2,847.7	$2,686.8

(a)	Recast to reflect segment changes.

	Three Months Ended March 31,
	2025		2024 (a)
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$156.8	5.5%	$147.6	5.5%
Non-cash stock-based compensation expense (b)	6.9	0.2%	9.7	0.4%
Changes in fair value of acquisition-related contingent items (b)	(0.1)	(0.0)%	(4.6)	(0.2)%

Adjusted EBITDA	$163.7	5.7%	$152.8	5.7%

Segment:
Communications	$46.8	6.9%	$25.6	5.1%
Clean Energy and Infrastructure	57.1	6.2%	20.4	2.7%
Power Delivery	51.3	5.7%	50.5	6.3%
Pipeline Infrastructure	44.5	12.5%	92.8	14.6%
Other	8.0	NM	7.0	NM

Segment Total	$207.7	7.3%	$196.4	7.3%
Corporate	(44.1)	—	(43.5)	—

Adjusted EBITDA	$163.7	5.7%	$152.8	5.7%

NM - Percentage is not meaningful

(a)	Recast to reflect segment changes.
(b)	Non-cash stock-based compensation expense and changes in fair value of acquisition-related contingent items are included within Corporate EBITDA.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Three Months Ended March 31,
EBITDA and Adjusted EBITDA Reconciliation	2025		2024
Net income (loss)	$12.3	0.4%	$(34.5)	(1.3)%
Interest expense, net	39.0	1.4%	52.1	1.9%
Benefit from income taxes	(3.4)	(0.1)%	(11.1)	(0.4)%
Depreciation	76.2	2.7%	107.4	4.0%
Amortization of intangible assets	32.6	1.1%	33.7	1.3%

EBITDA	$156.8	5.5%	$147.6	5.5%

Non-cash stock-based compensation expense	6.9	0.2%	9.7	0.4%
Changes in fair value of acquisition-related contingent items	(0.1)	(0.0)%	(4.6)	(0.2)%

Adjusted EBITDA	$163.7	5.7%	$152.8	5.7%

	Three Months Ended March 31,
Adjusted Net Income (Loss) Reconciliation	2025	2024
Net income (loss)	$12.3	$(34.5)
Adjustments:
Non-cash stock-based compensation expense	6.9	9.7
Amortization of intangible assets	32.6	33.7
Changes in fair value of acquisition-related contingent items	(0.1)	(4.6)

Total adjustments, pre-tax	$39.5	$38.8
Income tax effect of adjustments (a)	(9.4)	(11.1)

Adjusted net income (loss)	$42.4	$(6.7)
Net income attributable to non-controlling interests	2.4	6.7

Adjusted net income (loss) attributable to MasTec, Inc.	$40.0	$(13.4)

	Three Months Ended March 31,
Adjusted Diluted Earnings (Loss) per Share Reconciliation	2025	2024
Diluted earnings (loss) per share	$0.13	$(0.53)
Adjustments:
Non-cash stock-based compensation expense	0.09	0.12
Amortization of intangible assets	0.41	0.43
Changes in fair value of acquisition-related contingent items	(0.00)	(0.06)

Total adjustments, pre-tax	$0.50	$0.50
Income tax effect of adjustments (a)	(0.12)	(0.14)

Adjusted diluted earnings (loss) per share	$0.51	$(0.17)

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

Calculation of Net Debt	March 31, 2025	December 31, 2024
Current portion of long-term debt, including finance leases	$192.1	$186.1
Long-term debt, including finance leases	2,041.6	2,038.0

Total debt	$2,233.7	$2,224.1
Less: cash and cash equivalents	(345.7)	(399.9)

Net debt	$1,888.0	$1,824.2

	Three Months Ended March 31,
Free Cash Flow Reconciliation	2025	2024
Net cash provided by operating activities	$78.4	$107.8
Capital expenditures	(47.3)	(25.4)
Proceeds from sales of property and equipment	13.9	10.9

Free cash flow	$45.0	$93.2

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2025 Est.		For the Year Ended December 31, 2024		For the Year Ended December 31, 2023
Net income (loss)	$366 - 397	2.7 - 2.9%	$199.4	1.6%	$(47.3)	(0.4)%
Interest expense, net	168	1.2%	193.3	1.6%	234.4	2.0%
Provision for (benefit from) income taxes	101 - 110	0.7 - 0.8%	51.5	0.4%	(35.4)	(0.3)%
Depreciation	320	2.3%	366.8	3.0%	433.9	3.6%
Amortization of intangible assets	131	1.0%	139.9	1.1%	169.2	1.4%

EBITDA	$1,085 - 1,125	8.0 - 8.2%	$950.8	7.7%	$754.9	6.3%

Non-cash stock-based compensation expense	35	0.3%	32.7	0.3%	33.3	0.3%
Loss on extinguishment of debt	—	—%	11.3	0.1%	—	—%
Changes in fair value of acquisition-related contingent items	(0)	(0.0)%	10.7	0.1%	(13.9)	(0.1)%
Acquisition and integration costs	—	—%	—	—%	71.9	0.6%
Losses on fair value of investment	—	—%	—	—%	0.2	0.0%

Adjusted EBITDA	$1,120 - 1,160	8.2 - 8.5%	$1,005.6	8.2%	$846.4	7.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Net income (loss)	$366 - 397	$199.4	$(47.3)
Adjustments:
Non-cash stock-based compensation expense	35	32.7	33.3
Amortization of intangible assets	131	139.9	169.2
Loss on extinguishment of debt	—	11.3	—
Changes in fair value of acquisition-related contingent items	(0)	10.7	(13.9)
Acquisition and integration costs	—	—	71.9
Losses on fair value of investment	—	—	0.2

Total adjustments, pre-tax	$165	$194.6	$260.8
Income tax effect of adjustments (a)	(38)	(44.8)	(74.0)
Statutory and other tax rate effects (b)	—	(0.9)	4.6

Adjusted net income	$493 - 524	$348.3	$144.1
Net income attributable to non-controlling interests	29 - 32	36.6	2.7

Adjusted net income attributable to MasTec, Inc.	$464 - 492	$311.7	$141.4

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Diluted earnings (loss) per share	$4.28 - 4.63	$2.06	$(0.64)
Adjustments:
Non-cash stock-based compensation expense	0.44	0.41	0.43
Amortization of intangible assets	1.66	1.77	2.16
Loss on extinguishment of debt	—	0.14	—
Changes in fair value of acquisition-related contingent items	(0.00)	0.14	(0.18)
Acquisition and integration costs	—	—	0.92
Losses on fair value of investment	—	—	0.00

Total adjustments, pre-tax	$2.10	$2.47	$3.33
Income tax effect of adjustments (a)	(0.49)	(0.57)	(0.94)
Statutory and other tax rate effects (b)	—	(0.01)	0.06

Adjusted diluted earnings per share	$5.90 - 6.25	$3.95	$1.81

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).

(b)	Represents the effects of statutory and other tax rate changes for the years ended December 31, 2024 and 2023.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Three Months Ended June 30, 2025 Est.		For the Three Months Ended June 30, 2024
Net income	$81 - 88	2.4 -2.6%	$43.8	1.5%
Interest expense, net	44	1.3%	50.6	1.7%
Provision for income taxes	26 - 29	0.8%	19.3	0.7%
Depreciation	76	2.2%	102.1	3.4%
Amortization of intangible assets	33	1.0%	33.6	1.1%

EBITDA	$260 -270	7.7 -8.0%	$249.4	8.4%

Non-cash stock-based compensation expense	10	0.3%	7.0	0.2%
Loss on extinguishment of debt	—	—%	11.3	0.4%
Changes in fair value of acquisition-related contingent items	—	—%	3.6	0.1%

Adjusted EBITDA	$270 - 280	7.9 -8.2%	$271.4	9.2%

Adjusted Net Income Reconciliation	Guidance for the Three Months Ended June 30, 2025 Est.	For the Three Months Ended June 30, 2024
Net income	$81 - 88	$43.8
Adjustments:
Non-cash stock-based compensation expense	10	7.0
Amortization of intangible assets	33	33.6
Loss on extinguishment of debt	—	11.3
Changes in fair value of acquisition-related contingent items	—	3.6

Total adjustments, pre-tax	$43	$55.6
Income tax effect of adjustments (a)	(10)	(11.0)

Adjusted net income	$113 - 120	$88.4
Net income attributable to non-controlling interests	6	9.8

Adjusted net income attributable to MasTec, Inc.	$107 - 114	$78.6

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Three Months Ended June 30, 2025 Est.	For the Three Months Ended June 30, 2024
Diluted earnings per share	$0.95 - 1.05	$0.43
Adjustments:
Non-cash stock-based compensation expense	0.12	0.09
Amortization of intangible assets	0.42	0.43
Loss on extinguishment of debt	—	0.14
Changes in fair value of acquisition-related contingent items	—	0.05

Total adjustments, pre-tax	$0.54	$0.70
Income tax effect of adjustments (a)	(0.13)	(0.14)

Adjusted diluted earnings per share	$1.36 - 1.46	$1.00

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share, Net Debt, Net Debt Leverage (defined as total debt, net of cash and deferred financing costs, divided by trailing twelve-month adjusted EBITDA) and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these adjusted measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers’ industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our service; changes to governmental programs and spending policies, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs, including the effects of tariffs imposed on oil and gas imported from Canada, tariffs imposed on goods imported from China, including steel and solar panels, and tariffs on all steel and aluminum imports into the United States, or trade policies affecting macroeconomic conditions, including inflation, as well as the industries we serve and related projects and expenditures that may adversely impact our future financial position or results of operations; risks related to governmental regulation, including uncertainties from the change in the U.S. federal administration; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to and the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.